BYLAWS
OF
MEDIA ASSETS GROUP, INC.,
(a Wyoming corporation)

ARTICLE I
Offices

1. The principal office of the corporation shall be at the offices of Mountain Business Center, 690 South US Hwy 89, Suite 200, Jackson WY 83001, the corporation's designated agent for services of process. The principal office may be changed by resolution of the directors without the need for amendment to these bylaws.

2. The corporation may also have an office or offices at such other place or places, within or without the State of Wyoming, as the Board of Directors may from time to time designate or the business of the corporation may require.

ARTICLE II
Stockholders' Meeting

1. The annual meeting of the stockholders of the corporation shall be held at the offices of the corporation in the City of Jackson, State of Wyoming, or at such other place within or without the State of Wyoming as may be determined by the Board of Directors and as shall be designated in the notice of said meeting, for the purpose of electing directors and for the transaction of such other business as may properly be brought before the meeting. The annual meeting of stockholders shall be held on the 15th day of the sixth month after the close of this corporation's fiscal year (or if said day be a legal holiday, then on the next succeeding day not a legal holiday) at 3:00 o'clock P.M. or on such other date or time as may be determined by the Board of Directors.

If the election of directors shall not be held on the day designated herein for any annual meeting, or at any adjournment thereof, the Board of Directors shall cause the election to be held at a special meeting of the stockholders as soon thereafter as conveniently may be. At such meeting the stockholders may elect the directors and transact other business with the same force and effect as at an annual meeting duly called and held.

2. Special meetings of the stockholders shall be held at the principal office of the corporation in the State of Wyoming, or at such other place within or without the State of Wyoming as may be designated in the notice of said meetings, upon call of the Board of Directors, and shall be called by the Chairman of the Board or the President or the Secretary at the request in writing of the stockholders owning of record at least twenty-five percent of the issued and outstanding capital stock of the corporation entitled to vote thereat.

3. Notice of the purpose or purposes and of the time and place within or without the State of Wyoming of every meeting of stockholders shall be given by the Chairman of the Board or the President or the Secretary or an Assistant Secretary either personally or by mail or by telegraph or by any other lawful means of communication not less than ten nor more than fifty days before the meeting, to each stockholder of record entitled to vote at such meeting. If mailed, such notice shall be directed to each stockholder at his address as it appears on the stock book unless he shall have filed with the Secretary of the corporation a written request that notices intended for him be mailed to some other address, in which case it shall be mailed or transmitted to the address designated in such request. Such further notice shall be given as may be required by law. Except as otherwise expressly provided by statute no publication of any notice of meeting of stockholders shall be required to be given any stockholder who shall attend such meeting in person or by proxy, or who shall, in person or by attorney thereunto authorized, waive notice in writing or by telegraph, cable, radio, or wireless either before or after of any adjourned meeting of the stockholders of the corporation shall not be required to be given.

4. A quorum at all meetings of stockholders shall consist of the holders of record of a majority of the shares of stock of the corporation, issued and outstanding, entitled to vote at the meeting, present in person or by proxy, except as otherwise provided by statute or the Certificate of Incorporation. In the absence of a quorum at any meeting or any adjournment thereof, a majority of those present in person or by proxy and entitled to vote may adjourn such meeting from time to time. At any such adjourned meeting at which a quorum is present any business may be transacted which might have been transacted at the meeting as originally called.

5. Meetings of the stockholders shall be presided over by the Chairman of the Board. If there shall be no Chairman of the Board or if he is not present, meetings of stockholders shall be presided over by the President. If either of such officers are not present, meetings of the stockholders shall be presided over by a chairman to be chosen by a majority of the stockholders entitled to vote who are present in person or by proxy at the meeting. The Secretary of the corporation, or in his absence, an Assistant Secretary, shall act as secretary of every meeting, but if neither the Secretary nor an Assistant Secretary is present, the meeting shall choose any person present to act as secretary of the meeting.

6. Except as otherwise provided in the Bylaws, the Certificate of Incorporation, or in the laws of the State of Wyoming, at every meeting of the stockholders, each stockholder of the corporation entitled to vote at such meeting shall have one vote in person or by proxy for each share of stock having voting rights held by him and registered in his name on the books of the corporation at the time of such meeting. Any vote on shares of stock of the corporation may be given by the stockholder entitled thereto in person or by his proxy appointed by an instrument in writing, subscribed by such stockholder or by his attorney thereunto authorized and delivered to the secretary of the meeting. Except as otherwise required by statute, by the Certificate of Incorporation or these Bylaws, all matters coming before any meeting of the stockholders shall be decided by a plurality vote of the stockholders of the corporation present in person or by proxy at such meetings and entitled to vote thereat, a quorum being present. At all elections of directors the voting may but need not be by ballot and a plurality of votes cast thereat shall elect.

7. A complete list of the stockholders entitled to vote at the ensuing election of directors, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder shall be prepared by the Secretary or other officer of the corporation having charge of the stock ledger. Such list shall be open to the examination of any stockholder during ordinary business hours, for a period of at least ten days prior to the election, either at a place within the city, town or village where the election is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at a place where said meeting is to be held, and the list shall be produced and kept at the time and place of election during the whole time thereof, and subject to the inspection of any stockholder who may be present.

8. At all elections of directors, or in any other case in which inspectors may act, two inspectors of election shall be appointed by the chairman of the meeting, except as otherwise provided by law. The inspectors of election shall take and subscribe an oath faithfully to execute the duties of inspectors at such meeting with strict impartiality, and according to the best of their ability and shall take charge of the polls and after the vote shall have been taken shall make a certificate of the result thereof. If there be a failure to appoint inspectors or if any inspector appointed be absent or refuse to act, or if his office become vacant, the stockholders present at the meeting, by a per capita vote, may choose temporary inspectors of the number required.

ARTICLE III
Directors

1. The property, affairs and business of the corporation shall be managed by its Board of Directors consisting of not less than one (1) nor more than seven (7) persons. The exact number of directors within the maximum and minimum limitations specified shall be fixed from time to time by resolution of the Board of Directors. Except as hereinafter provided, directors shall be elected at the annual meeting of the stockholders by plurality vote and each director shall be elected to serve for one year and until his successor shall be elected and shall qualify. Directors need not be stockholders.

2. Meetings of the Board of Directors shall be held at such place within or outside the State of Wyoming as may from time to time be fixed by resolution of the Board of Directors, or as may be specified in the notice of the meeting. Regular meetings of the Board of Directors shall be held at such times as may from time to time be fixed by resolution of the Board of Directors, and special meetings may be held at any time upon the call of the Chairman of the Board or the President or a majority of the directors by oral, telegraphic or written notice duly served on or sent or mailed to each director not less than one day before such meeting. A meeting of the Board of Directors may be held without notice immediately after the annual meeting of the stockholders. Notice need not be given of regular meetings of the Board of Directors. Meetings may be held at any time without prior notice if all of the directors are present, or if at any time before or after the meeting those not present waive notice of the meeting in writing.

3. A majority of the members of the Board of Directors then acting, but in no event less than three (3) directors, acting at a meeting duly assembled, shall constitute a quorum for the transaction of business, but if at any meeting of the Board of Directors there shall be less than a quorum present, a majority of those present may adjourn the meeting, without further notice, from time to time until a quorum shall have been obtained.

4. In case one or more vacancies shall occur in the Board of Directors by reason of death, resignation, increase in the number of directors or otherwise except insofar as otherwise provided in these Bylaws, the remaining directors, although less than a quorum, may, by a majority vote, elect a successor or successors for the unexpired term or terms.

5. At any special meeting of the stockholders, duly called as provided in these Bylaws, any director or directors may by the affirmative vote of the holders of a majority of all the shares of stock outstanding and entitled to vote for election of directors be removed from office, either with or without cause, and his successor or their successors may be elected at such meeting; or the remaining directors may, to the extent vacancies are not filled by such election, fill any vacancy or vacancies created by such removal.

6. Any action required or permitted to be taken at any meeting of the Board of Directors or any committee thereof may be taken without a meeting if prior to such action a written consent thereto is signed by all members of the Board of Directors or of the committee, as the case may be, and such written consent is filed with the minutes of proceedings of the Board of Directors or the committee.

7. Directors may, by resolution of the Board of Directors, be allowed a fixed sum and expenses of attendance for attendance at regular or special meetings of the Board of Directors; provided that nothing herein contained shall be construed to preclude any director from serving the corporation in any other capacity and receiving compensation therefrom. Members of special or standing committees and others who attend pursuant to direction, may, by vote of the Board of Directors, be allowed a like fixed sum and expenses of attendance for attending committee meetings.

ARTICLE IV
Officers

1. The officers of the corporation shall be chosen by the Board of Directors at its first meeting after the election of the directors by the stockholders and shall be a Chairman of the Board, a President, one or more Vice Presidents, a Secretary and a Treasurer. From time to time the Board of Directors may appoint such Assistant Secretaries, Assistant Treasurers and such other officers, agents and employees as it may deem proper. Any number of offices, except the offices of President and Secretary, may be held by the same person. The Chairman of the Board, if such office exists, shall be chosen from among the directors.

2. The term of office of all officers shall be one year and until their respective successors are elected and qualify, but any officer may be removed from office, either with or without cause, at any time by the affirmative vote of a majority of the members of the Board of Directors then in office. A vacancy in any office arising from any cause may be filled for the unexpired portion of the term by the Board of Directors.

3. Unless otherwise ordered by the Board of Directors, the President shall have full power and authority on behalf of the corporation to attend and to act and to vote at any meetings of security holders of the corporations in which the corporation may hold securities, and at such meeting shall possess and may exercise any and all rights and powers incident to the ownership of such securities, in which as the owner thereof the corporation might have possessed and exercised, if present. The Board of Directors by resolution from time to time may confer like power upon any other person or persons.

ARTICLE V
Duties of Officers

1. The Chairman of the Board shall chair the meetings of the Board of Directors and as the Chief Executive Officer of the corporation shall have general and active direction of the management and supervision of the business operations of the corporation subject to any limitations imposed by the Board of Directors; and shall have such other duties and powers as may be assigned to him from time to time by the Board of Directors and shall preside at all meetings of the stockholders and Board of Directors.

2. The President shall have such other duties and powers as may be assigned to him from time to time by the Board of Directors and shall in the absence of the Chairman of the Board, preside at all meetings of the stockholders and Board of Directors..

3. During the absence or disability of the President, the Vice Presidents, in the order designated by the Board of Directors, shall exercise all the functions of the President. Each Vice President shall have such powers and discharge such duties as may be assigned to him from time to time by the Board of Directors.

4. The Treasurer shall have the custody of all the funds and securities of the corporation. When necessary or proper he shall endorse on behalf of the corporation, for collection, checks, notes and other obligations and shall deposit the same to the credit of the corporation in such bank, or banks, or depositories as may be designated by the Board of Directors, or by any officer acting under authority conferred by the Board of Directors. He shall enter regularly in books to be kept for the purpose a full and accurate account of all monies received and paid by him on account of the corporation. Whenever required by the Board of Directors, he shall render an account of all his transactions as Treasurer and of the financial condition of the corporation. He shall at all reasonable times exhibit his books and accounts to any director of the corporation upon application at the office of the corporation during business hours and he shall perform all things incident to the position of Treasurer, subject to the control of the Board of Directors. He shall give bond for the faithful discharge of his duties if the Board of Directors so require. He shall do and perform such other duties as may be assigned to him from time to time by the Board of Directors.

5. The Assistant Treasurers, in the order of their seniority, shall, in the absence of or disability of the Treasurer, perform the duties and exercise the powers of the Treasurer and shall perform such other duties as the Board of Directors shall prescribe.

6. The Secretary shall attend all meetings of the stockholders and all meetings of the Board of Directors, and record all votes and the minutes of all proceedings in a book to be kept for that purpose; and shall perform like duties for other committees when so required. He shall give, or cause to be given, notice of all meetings of stockholders and the Board of Directors and of committees and shall perform such other duties as may be prescribed by the Board of Directors. He shall keep in safe custody the seal of the corporation and affix the same to any instrument whose execution has been authorized. He shall be sworn to the faithful discharge of his duties. He shall do and perform such other duties as may be assigned to him from time to time by the Board of Directors.

7. The Assistant Secretaries, in the order of their seniority, shall, in the absence of or disability of the Secretary, perform the duties and exercise the powers of the Secretary and shall perform such other duties as the Board of Directors shall prescribe.

8. In the case of absence or inability to act of any officer of the corporation and of any person herein authorized to act in his place, the Board of Directors may from time to time delegate the powers and duties of such officer to any other officer or any director or any other person whom it may select.

ARTICLE VI
Advisory Committee

1. The Advisory Committee shall consist of no less than two (2) members, including the Chairman of the Board, or in the absence of such position, the President of the Company. The Chairman of the Advisory Committee shall have the power to break any ties in the event of a stalemate vote on any corporate actions.

2. Neither the Board of Directors nor any Officer may, without the consent of the Advisory Board, issue any shares, sell Common
Stock at a discount to the current market price, nor bind the Corporation in any way shape or form.



ARTICLE VII
Certificates of Stock

1. The interest of each stockholder of the corporation shall be evidenced by certificates for shares of stock certifying the number of shares represented thereby and in such form not inconsistent with the Certificate of Incorporation as the Board may from time to time prescribe.

Except as otherwise required by law, transfers of shares of stock of the corporation shall be made only on the books of the corporation by the registered holder thereof, or by his attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the corporation, or with a transfer clerk or a transfer agent appointed as in Section 4 of this Article provided, and on surrender of the certificate or certificates for such shares properly endorsed and the payment of all taxes thereon. The person in whose name shares of stock stand on the books of the corporation shall be deemed the owner thereof for all purposes as regards the corporation. The Board may, from time to time, make such additional rules and regulations as it may deem expedient, not inconsistent with these Bylaws, concerning the issue, transfer, and registration of certificates for shares of the capital stock of the corporation.

The certificates of stock shall be signed by the Chairman of the Board or the President or a Vice President and by the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer, and sealed with the seal of the corporation. Such seal may be a facsimile, engraved or printed. Where any such certificate is signed by a transfer agent other than the corporation or its employee, or by a registrar other than the corporation or its employee, the signatures of the Chairman of the Board, President, Vice President, Secretary, Assistant Secretary, Treasurer or Assistant Treasurer upon such certificate may be facsimiles, engraved or printed. In case any such officer who has signed or whose facsimile signature has been placed upon such certificate shall have ceased to be such before such certificate is issued, it may be issued by the corporation with the same effect as if such officer had not ceased to be such at the time of its issue.

2. In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders of any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may f ix, in advance, a record date, which shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting, nor more than sixty (60) days prior to any other action.

If no record date is fixed:

The record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held.

The record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjournment meeting.

3. No certificate for shares of stock of the corporation shall be issued in place of any certificate alleged to have been lost, destroyed or stolen, except on production of such evidence of such loss, destruction or theft and on delivery to the corporation, if the Board of Directors shall so require, of a bond of indemnity in such amount (not exceeding twice the value of the shares represented by such certificate), upon such terms and secured by such surety as the Board of Directors may in its discretion require.

4. The Board of Directors may appoint one or more transfer clerks or one or more transfer agents and one or more registrars, and may require all certificates for shares of stock to bear the signature or signatures of any of them.

5. The books, accounts and records of the corporation, except as may otherwise be required by statute, may be kept outside of the State of Wyoming, at such place or places as the Board of Directors may from time to time appoint. The Board of Directors shall determine whether and to what extent the books, accounts and records of the corporation, or any of them, other than the stock ledger, shall be open to the inspection of stockholders, and no stockholder shall have any right to inspect any book, account or record of the corporation except as conferred by statute or by resolution of the Board of Directors.


ARTICLE VII
Corporate Seal

The corporate seal of the corporation shall consist of two concentric circles, between which shall be the name of the corporation, and its state of incorporation, and in the center shall be inscribed the words, "Corporate Seal".

ARTICLE VIII
Amendments

The Bylaws of the corporation shall be subject to alteration, amendment or repeal, and new Bylaws not inconsistent with any provision of the Certificate of Incorporation or statute, may be made, either by the affirmative vote of the holders of a majority in interest of the stockholders of the corporation present in person or by proxy at any annual or special meeting of the stockholders and entitled to vote thereat a quorum being present, provided that notice of such proposed action shall have been given in the call for the meeting, or by the affirmative vote of a majority of the whole Board, given at any regular or special meeting of the Board of Directors.